UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010
SS&C Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28430	06-1169696

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 2, 2010, SS&C Technologies Holdings, Inc. (the “Company”), a Delaware corporation and the parent company of SS&C Technologies, Inc., entered into Amendment No. 2 (the “Amendment”) to the Stockholders Agreement, dated as of November 23, 2005, as amended by Amendment No. 1 to the Stockholders Agreement dated April 22, 2008, by and among the Company, Carlyle Partners IV, L.P., a Delaware limited partnership (“CP IV”), CP IV Coinvestment, L.P., a Delaware limited partnership (together with CP IV, the “Carlyle Stockholders”), and William C. Stone (the “Executive” and, together with the Carlyle Stockholders, the “Principal Stockholders”). The Amendment provides, among other things, that, effective as of the closing of the Company’s initial public offering (the “IPO”), (1) the Carlyle Stockholders shall have the right to remove, with or without cause, each director of the Company designated by the Carlyle Stockholders, (2) the Executive shall have the right to remove, with or without cause, each director of the Company designated by the Executive, (3) the Principal Stockholders shall have the collective right to remove, with or without cause, each director of the Company designated collectively by the Principal Stockholders and (4) each of the Principal Stockholders agrees to vote his or its shares of stock of the Company in favor of any removal described in clauses (1), (2) or (3).
     The Executive is the Chairman of the Board and Chief Executive Officer of the Company. As of December 31, 2009, the Executive beneficially owned approximately 32% of the common stock of the Company. As of December 31, 2009, the Carlyle Stockholders beneficially owned approximately 72% of the common stock of the Company. The members of the Company’s Board of Directors (the “Board”) affiliated with the Carlyle Stockholders are: Allan M. Holt, a Managing Director and Co-head of the U.S. Buyout Group of The Carlyle Group; Campbell (Cam) R. Dyer, a Principal in the Technology Buyout Group of The Carlyle Group; and Claudius (Bud) E. Watts IV, a Managing Director and Head of the Technology Buyout Group of The Carlyle Group.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 24, 2010, the Board adopted forms of the Amended and Restated Stock Option Grant Notice and Amended and Restated Stock Option Agreement (collectively, the “Amended Option Agreements”), effective upon the closing of the IPO, for options granted in 2006 and 2007 under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The Amended Option Agreements provide, among other things, for:
•	vesting in full of the 2006, 2007, 2008 and 2009 performance-based options;

•	conversion of the Company’s outstanding superior options into performance-based options that vest based on the Company’s earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), in 2010 and 2011;

•	elimination of pre-determined EBITDA ranges from the option agreements and provision for the annual proposal of EBITDA ranges by management, subject to approval by the Board;

•	“rolling over” of performance-based options that do not vest (in whole or in part) in any given year into performance-based options for the following year, unless otherwise provided by the Board; and

•	clarification that the IPO does not constitute a “Liquidity Event,” as such term is defined in the Amended Option Agreements.

Item 9.01 Financial Statement and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: March 2, 2010	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated March 2, 2010, to the Stockholders Agreement dated as of November 23, 2005, as amended by Amendment No. 1 to the Stockholders Agreement dated April 22, 2008, by and among SS&C Technologies Holdings, Inc., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and William C. Stone

10.2	Forms of 2006 Equity Incentive Plan Amended and Restated Stock Option Grant Notice and Amended and Restated Stock Option Agreement